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                                                                    EXHIBIT 21.1

                                 IESI CORPORATION
                               LIST OF SUBSIDIARIES


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NAME                                                      STATE OF INCORPORATION
----                                                      ----------------------
AMD, Inc.                                                 Oklahoma
Centerpoint Disposal, Inc.                                Oklahoma
Central Louisiana Waste, L.L.C.                           Louisiana
Enviroclean Systems, Inc.                                 Mississippi
Ervin's Trash Service, Inc.                               Oklahoma
Grand Lake Sanitation, Inc.                               Oklahoma
IESI AR Corporation                                       Arkansas
IESI AR Landfill Corporation                              Arkansas
IESI DE Corporation                                       Delaware
IESI DE LP Corporation                                    Delaware
IESI LA Corporation                                       Delaware
IESI LA Landfill Corporation                              Delaware
IESI MO Corporation                                       Missouri
IESI NJ Corporation                                       Delaware
IESI NJ Recycling Corporation                             Delaware
IESI NY Corporation                                       Delaware
IESI OK Corporation                                       Oklahoma
IESI PA Bethlehem Landfill Corporation                    Delaware
IESI PA Blue Ridge Landfill Corporation                   Pennsylvania
IESI PA Corporation                                       Delaware
IESI TX Corporation                                       Texas
IESI TX GP Corporation                                    Delaware
IESI TX Landfill LP                                       Texas
Total Waste Systems, Inc.                                 Oklahoma
TWS, Inc.                                                 Oklahoma
TWS of Caddo County, Inc.                                 Oklahoma
TWS of Southwestern Oklahoma, Inc.                        Oklahoma

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